     As filed with the Securities and Exchange Commission on June 10, 1999
                                                     Registration No.___________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                  ----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                           CALGON CARBON CORPORATION
              (Exact name of issuer as specified in its charter)

                Delaware                                  25-0530110
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                                 P.O. Box 717
                     Pittsburgh, Pennsylvania  15230-0717
  (Address, including zip code, of Registrant's Principal Executive Offices)

                           CALGON CARBON CORPORATION
                               STOCK OPTION PLAN
                           (Full title of the plan)

                                  ----------

                           Joseph A. Fischette, Esq.
                       Vice President & General Counsel
                           Calgon Carbon Corporation
                                 P.O. Box 717
                     Pittsburgh, Pennsylvania  15230-0717
                                (412) 787-6700
          (Name and address, including zip code and telephone number, including area code, of agent for service)

                                   Copy to:
                         Pasquale D. Gentile, Esquire
                         Reed Smith Shaw & McClay LLP
                               435 Sixth Avenue
                             Pittsburgh, PA  15219

                        CALCULATION OF REGISTRATION FEE
================================================================================


            Title of                                           Proposed            Proposed
           securities                     Amount               maximum             maximum             Amount of
              to be                        to be            offering price        aggregate          registration
           registered                   registered/1/         per share         offering price            fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per       145,460 shares           $6.53           $   949,853.80
 share...........................    2,554,540 shares           $6.19/2/        $15,812,602.60/2/        $4,659.96
=====================================================================================================================

/1/ Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Calgon Carbon Corporation Stock Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

/2/ Estimated pursuant to Rules 457(c) and (h), solely for the purpose of calculating the registration fee. The price per share is estimated to be $6.19, based on the average of the high and low sales price of the Common
Stock as reported on the New York Stock Exchange Composite transactions listing for June 7, 1999 as quoted in the Wall Street Journal.

                                    PART II

                            INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 2,700,000 shares of Common Stock, $.01 par value per share, being offered under the Calgon Carbon Corporation (the "Company") Stock Option Plan (the "Plan").

     The contents of the Company's initial Form S-8 Registration Statement with respect to the Plan, File No. 33-34019 (the "Original S-8") which was filed with the Securities and Exchange Commission on March 28, 1990 are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

Item 8.  Exhibits.


Exhibit
  No.
-------
  5.1     Opinion of Reed Smith Shaw & McClay as to the legality of the Common
          Stock, filed herewith.

 23.1 Consent of Reed Smith Shaw & McClay (included in Exhibit 5.1 filed herewith).

 23.2     Consent of PricewaterhouseCoopers LLP, filed herewith.

 24.1 Power of Attorney, contained on the signature page to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act") the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on the 10th day of June, 1999.

                              CALGON CARBON CORPORATION

                              By  /s/ James A. Cederna
                                  -------------------------------------
                              James A. Cederna,  President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Cederna and Joseph A. Fischette, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof

     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of June, 1999.


       Name                                   Title
       ----                                   -----
/s/ James A. Cederna        President, Chief Executive Officer and Director
--------------------
James A. Cederna

/s/ Clarence J. Kenney      Interim Chief Financial Officer (Principal Financial
----------------------      Officer and Principal Accounting Officer)
Clarence J. Kenney

/s/ Robert W. Cruickshank   Director
-------------------------
Robert W. Cruickshank

/s/ Arthur L. Goeschel      Director
----------------------
Arthur L. Goeschel

/s/ Nick H. Prater          Director
------------------
Nick H. Prater

/s/ Seth E. Schofield       Director
---------------------
Seth E. Schofield

/s/ Harry H. Weil           Director
-----------------
Harry H. Weil

/s/ Robert L. Yohe          Director
------------------
Robert L. Yohe

------------------          Director
Thomas A. McConomy

                           CALGON CARBON CORPORATION

                               STOCK OPTION  PLAN

                                --------------

                             REGISTRATION STATEMENT
                                  ON FORM S-8

                                 Exhibit Index
                                 -------------

 Exhibit                                                                                       Sequential
   No.                                      Document                                              Page
---------  ----------------------------------------------------------------------------------  ----------
  5.1      Opinion of Reed Smith Shaw & McClay, as to the legality of the
           Common Stock, filed herewith.                                                              5

 23.1      Consent of Reed Smith Shaw & McClay (included
           in Exhibit 5.1 filed herewith).                                                           --

 23.2      Consent of PricewaterhouseCoopers LLP, independent
           accountants, filed herewith.                                                               7

 24.1      Power of Attorney, contained on the signature page to this Registration Statement.        --

                                      -3-